UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	40-0023833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive

Hartland, WI 53029

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (262) 367-8254

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

er next two years Expanded mid-volume production of existing program $1.7 million in 2021; expect $4-$8 million in 2022 orders Prototype with mid-volume production follow-on $4.5 million over three-month period New cross-sell of sheet metal low-volume production $450k in 2021; expect over $1.5 million in 2022 orders Prototype & low-volume production Global healthcare company Global semiconductor company Disruptive electric vehicle manufacturer Global leader in mobile robotics 1 2 3 4 5 6 Global leader in gas measurement instruments and technologies Leading subsea technology company $550K production order Expansion to higher volume production of existing program New Strategic Accounts Existing Strategic Accounts

Statement (preliminary unaudited) Repor

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On February 16, 2024, Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC , a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub”), Fathom Holdco, LLC, a Delaware limited liability company and the partially-owned operating subsidiary of the Company (“OpCo LLC”), and the Company, pursuant to which, among other things, (i) LLC Merger Sub will merge with and into OpCo LLC with OpCo LLC surviving the merger as a partially owned subsidiary of the Company (the “LLC Merger”) and (ii) immediately following the LLC Merger, Company Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Company Merger”, and collectively, with the LLC Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”). Parent, Company Merger Sub and LLC Merger Sub are affiliates of CORE Industrial Partners, LLC (“CORE”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Merger Consideration. (i) Each share of Company Class A Common Stock that is issued and outstanding as of immediately prior to the Company Merger Effective Time (including each share of Company Class A Common Stock resulting from the exchange of OpCo Class A Units for shares of Company Class A Common Stock resulting from the Class A Unit Exchange and excluding (A) Company Class A Earnout Shares, (B) shares of Class A Common Stock (1) held by the Company as treasury stock, (2) owned by Parent, Merger Sub or any of its Affiliates (including Rollover Shares) and (3) owned, directly or indirectly, by the CORE Funds (the shares described in (1) through (3) of this clause (B), collectively, the “Owned Company Shares”) and (C) shares of Company Class A Common Stock held by Company Stockholders who have not voted in favor of the adoption of the Merger Agreement and who have properly demanded appraisal of such shares of Company Class A Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL (the “Dissenting Shares”)) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.75, without interest thereon (the “Per Share Price”), (ii) each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor, (iii) each outstanding Company Class A Earnout Share will be automatically cancelled and will cease to exist and no payment will be made with respect thereto and (iv) each share of Company Class B Common Stock (including SPAC Class B Earnout Shares) will be automatically cancelled and will cease to exist and no payment will be made with respect thereto. Holders of Dissenting Shares will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL.

Treatment of Company Awards. The Merger Agreement also provides that, at the Company Merger Effective Time, automatically and without any required action on the part of the holder thereof:

(i) each Company Option that is outstanding and unexercised immediately prior to the Company Merger Effective Time (whether vested or unvested), will be converted into the right to receive a cash payment, less applicable tax withholdings, equal in value to (A) the excess, if any, of the Per Share Price over the per share exercise price of such Company Option, multiplied by (B) the number of shares of Company Common Stock covered by such Company Option immediately prior to the Company Merger Effective Time (the “Option Consideration”);

(ii) each Company Restricted Stock Unit Award that is outstanding immediately prior to the Company Merger Effective Time will be cancelled and converted into the contingent right to receive an amount in cash, without interest and less applicable tax withholdings, equal in value to (A) the Per Share Price multiplied by (B) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to the Company Merger Effective Time (the “Converted Cash Award”), which Converted Cash Award will be subject to the same time-based vesting schedule and generally the same terms and conditions of the corresponding Company Restricted Stock Unit Award from which it was converted;

(iii) each unvested Company Restricted Stock Unit Award held by a non-employee director of the Company that is outstanding immediately prior to the Company Merger Effective Time will be forfeited and cancelled for no consideration, except that to the extent that any outstanding Company Restricted Stock Unit Award granted on May 4, 2023 to a non-employee director of the Company (including the award granted to Carey Chen in his capacity as a non-employee director) remains unvested immediately prior to the Company Merger Effective Time, such award will vest in full on the Company Merger Effective Time, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive an amount in cash, less applicable tax withholdings, equal in value to (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such award immediately prior to the Company Merger Effective Time;

(iv) each Company Performance Stock Unit Award that is outstanding immediately prior to the Company Merger Effective Time and that has satisfied the applicable performance vesting criteria associated with such Company Performance Stock Unit Award (or applicable portion thereof) as of immediately prior to the Company Merger Effective Time will be cancelled and converted into the contingent right to receive a Converted Cash Award with respect to an amount in cash, without interest and less applicable Tax withholdings, equal in value to (A) the Per Share Price by (B) the number of shares of Company Common Stock covered by such Company Performance Stock Unit Award with respect to which the applicable performance vesting criteria has been satisfied immediately prior to the Company Merger Effective Time, which Converted Cash Award will be subject to the same time-based vesting schedule and generally the same terms and conditions of the corresponding Company Performance Stock Unit Award from which it was converted; and

(v) each Company Performance Stock Unit Award (or applicable portion thereof) that is outstanding immediately prior to the Company Merger Effective Time and that has not satisfied the applicable performance-vesting criteria associated with such Company Performance Stock Unit Award (or applicable portion thereof) as of immediately prior to the Company Merger Effective Time will be forfeited and cancelled for no consideration.

The Option Consideration will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date. In addition, the Company ESPP will not extend or commence new offering periods and will terminate prior to the Company Merger Effective Time, with accumulated participant contributions to be returned to the participants without interest.

Treatment of Warrants. At the Company Merger Effective Time, each outstanding Company Warrant will, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Class A Common Stock and shall become a Company Warrant exercisable for the Per Share Price. If a Registered Holder (as defined in the Warrant Agreement) properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Company Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise will be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Price (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Board and Special Committee Recommendation. A special committee (the “Special Committee”) of the board of directors (the “Board”) of the Company consisting only of independent and disinterested directors of the Company has unanimously (i) determined that the Merger Agreement and the Merger, on the terms and subject to the conditions set forth therein, are fair to, advisable, and in the best interests of the Company and the Company’s stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, and (iii) recommended that the Board (a) approve and declare advisable the Merger Agreement and the Transactions, and determine that the Transactions are fair to, advisable, and in the best interests of the Company and the Company’s stockholders, including the Unaffiliated Stockholders, and (b) submit the Merger Agreement to the Company Stockholders for their adoption and recommend that the Company Stockholders vote in favor of adopting the Merger Agreement. The Board, acting in accordance with the unanimous affirmative recommendation of the Special Committee, has unanimously (with one director not in attendance) (i) determined that the Merger Agreement and the Transactions are fair to, advisable, and in the best interests of the Company and the Company's stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its obligations contained therein and the consummation of the Company Merger upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the Company Stockholders at the Company Stockholder Meeting and (v) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL.

No Solicitation; Change of Board Recommendation. From the date of the Merger Agreement until the earlier to occur of (i) the termination of the Merger Agreement and (ii) the Company Merger Effective Time, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals (as defined in the Merger Agreement) from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows the Company and the Special Committee, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith based on information then available (after consultation with its financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal (as defined in the Merger Agreement) or could be reasonably expected to lead to a Superior Proposal, and the Board or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law (provided that, among other conditions, Parent is provided an opportunity to improve its offer prior to a Company Board Recommendation Change).

Representations, Warranties and Covenants. The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the consummation of the Transactions. The Merger Agreement also provides that the Company, on the one hand, or Parent, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Transactions if the conditions set forth in the Merger Agreement are satisfied. Parent’s, the Merger Subs and their Affiliates’ collective liability for monetary damages for breaches of the Merger Agreement is capped at $3,906,103

Closing Conditions. Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including, but not limited to, the: (i) affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock to adopt the Merger Agreement; (ii) absence of any law or order restraining, enjoining or otherwise prohibiting the Transactions; (iii) accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)); (iv) delivery by the Company of a customary FIRPTA certificate; (v) absence of a Company Material Adverse Effect; and (vi) completion of the Class A Unit Exchange. '

Parent Expenses; Termination; Termination Fees. The Merger Agreement contains certain termination rights in favor of both Parent and the Company. Upon termination of the Merger Agreement under specified circumstances, including the Company terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the “fiduciary out” provisions of the Merger Agreement, the Company will be required to pay Parent a termination fee of $813,771. The $813,771 termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly announced or disclosed and any Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of any Acquisition Transaction within one year of the termination. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by July 31, 2024.

Description of Merger Agreement. The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential Company Disclosure Letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Company Disclosure Letter delivered in connection with the execution of the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Delisting of Shares of Class A Common Stock. If the Company Merger is consummated, the Class A Common Stock will cease to be quoted on the New York Stock Exchange (the “NYSE”) and will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended.

Equity Commitment. Pursuant to an equity commitment letter (the “Equity Commitment Letter”), dated February 16, 2024, certain funds managed by or affiliated with CORE (collectively, the “CORE Funds”), subject to the terms and conditions thereof, agreed to provide equity financing to Parent in the aggregate amount set forth therein to facilitate consummation of the Transactions, the Term Loan Paydown (as defined below) and, if applicable, satisfy any monetary damages required to be paid to the Company by Parent in accordance with the Merger Agreement.

Credit Agreement Amendment

On February 16, 2024, certain subsidiaries of the Company entered into a Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of December 23, 2021 (such agreement, as amended by the First Amendment thereto, Second Amendment thereto, Third Amendment thereto, and the Fourth Amendment, the “Credit Agreement”, and together with the loans and commitments thereunder, the “Credit Facility”) by and among Fathom Guarantor, LLC, Fathom Manufacturing, LLC, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, which such Fourth Amendment, among other things, (i) modified the financial covenants (including amendments to related definitions thereto), (ii) provide that the obligation to paydown $50 million of the term loan under the Credit Facility shall become due on the earlier of July 31, 2024, the date on which the Merger Agreement, the Equity Commitment Letter, the TRA Amendment (as defined below), the LLC Agreement Amendment (as defined below) and/or the Support Agreement (as defined below) is terminated and the date on which the transactions contemplated by the Merger Agreement are consummated (the “Term Loan Paydown”) and (ii) waive any default and events of defaults under the Credit Agreement (a) arising due to failure to comply with certain minimum EBITDA and liquidity as of the last day of the fiscal quarter or fiscal month, as applicable, ended December 31, 2023, (b) arising due to failure to timely deliver the cash flow statement for the period ending on December 31, 2023, (c) arising due to any breach, if such breach arises solely as a result of the occurrence and/or the existence of any Waived Default referred to in the other clauses of this paragraph, of any representation or warranty made or deemed to have been made under any loan document prior to February 16, 2024, (d) arising solely as a result of any action taken prior to February 16, 2024 that was prohibited at such time solely due to the existence of any Waived Default referred to in the other clauses of this paragraph, (e) other certain actual or prospective breaches or failures under the Credit Agreement and (f) arising due to any failure by Fathom Guarantor, LLC or any subsidiary to provide written notice of the occurrence of any default or event of default referred to in clauses (a) through (e) of this paragraph (collectively, the "Waived Defaults").

Amendment No. 1 to the Amended and Restated Tax Receivable Agreement

On February 16, 2024, the Company amended the Amended and Restated Tax Receivable Agreement (the “Tax Receivable Agreement”), dated as of April 4, 2023, by and among the Company, OpCo LLC and certain other parties set forth therein (the “TRA Amendment”). As amended, the Tax Receivable Agreement will automatically terminate in full without any payment, including any Tax Benefit Payment or Early Termination Payment (each as defined in the Tax Receivable Agreement) upon the consummation of the Company Merger, and the Company Merger will not constitute a Change of Control (as defined in the Tax Receivable Agreement) thereunder.

The foregoing description of the TRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of OpCo LLC

On February 16, 2024, the Company, in its capacity as the managing member of OpCo LLC, and OpCo LLC amended the Second Amended and Restated Limited Liability Agreement of OpCo LLC (the “LLC Agreement Amendment”). As amended, and among other things, the Company shall have the right to cause the exchange of certain outstanding shares of vote-only Class B Common Stock, together with the corresponding Class A Units of OpCo LLC (other than those units held by the Company), for an equal number of shares of the Company’s Class A Common Stock, immediately prior to and conditioned upon the LLC Merger Effective Time.

The foregoing description of the LLC Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LLC Agreement Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Support Agreement

On February 16, 2024, the Company, Parent and certain of the CORE Funds entered into a Support Agreement pursuant to which such CORE Funds, which hold approximately 62.8% of the voting power of the Company’s outstanding capital stock, have agreed to vote their Company capital stock in favor of the adoption and approval of the Merger Agreement and the Transactions, subject to and in accordance with the terms and conditions of the Support Agreement. Accordingly, such vote pursuant to the Support Agreement is expected to result in a majority of outstanding shares of Company capital stock being voted in favor of the proposal to approve and adopt the Merger Agreement to be submitted for a vote at the special stockholders meeting to be called as required by the Merger Agreement, which would result in such proposal being adopted. Upon the occurrence of a Company Board Recommendation Change, the obligation to vote pursuant to the Support Agreement shall only apply to shares held by the CORE Funds party thereto equaling 33% of the total voting power of the Company’s outstanding capital stock.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Important Information For Investors And Shareholders

Important Information and Where to Find it

The proposed Merger will be submitted to the Stockholders of the Company for their consideration. In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s stockholders to approve the proposed Merger. The definitive proxy statement will be mailed to the Company stockholders. The Company and certain affiliates of the CORE Funds also intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of the proxy statement, the Schedule 13E-3 and other documents containing important information about the Company, Parent and Merger Subs, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.fathommfg.com/overview/default.aspx or by emailing investors@fathommfg.com.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023, as amended on May 1, 2023, and in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 25, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed Merger will be contained in the proxy statement for the special meeting and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Forward-looking Statements

Certain statements made in this Current Report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: (1) conditions to the closing of the proposed Merger may not be satisfied and required regulatory approvals may not be obtained; (2) the proposed Merger may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the Transactions; (4) the outcome of any legal proceedings related to the proposed Merger; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (8) the failure to obtain the necessary financing arrangements set forth in the equity commitment letter received in connection with the proposed Merger; and (9) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all. If the proposed Merger is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth and additional factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 7, 2023, as amended on May 1, 2023, as well as the Company’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Item 9.01.	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated as of February 16, 2024, by and among Fathom Digital Manufacturing Intermediate, LLC , Fathom Digital Manufacturing Merger Sub, Inc., Fathom Digital Manufacturing Merger Sub 2, LLC,, Fathom Holdco, LLC, and Fathom Digital Manufacturing Corporation.

10.1

Fourth Amendment, dated as of February 16, 2024, to the Credit Agreement, dated as of December 23, 2021, as previously amended by the First Amendment, Second Amendment and Third Amendment thereto, by and among Fathom Guarantor, LLC, Fathom Manufacturing, LLC, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Amendment No. 1, dated as of February 16, 2024 to the Amended and Restated Tax Receivable Agreement, dated as of April 4, 2023, by and among Fathom Digital Manufacturing Corporation, Fathom Holdco, LLC, and certain other parties thereto.

10.3	Amendment No. 1, dated as of February 16, 2024 to the Second Amended and Restated Limited Liability Agreement of Fathom Holdco, LLC dated as of December 23, 2021.
10.4	Support Agreement, dated as of February 16, 2024, by and among Fathom Digital Manufacturing Corporation, Fathom Digital Manufacturing Intermediate, LLC, and the stockholders party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBR document

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Mark Frost
Name:	Mark Frost
Title:	Chief Financial Officer

Date: February 20, 2024